Filed by Inhibitex, Inc. Pursuant to Rule 425
Under the Securities Act of 1933
and Deemed Filed Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Fermavir Pharmaceuticals Inc.
Exchange Act File No. 000-50772

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PRESS RELEASE

www.inhibitex.com

CONTACTS:
Inhibitex, Inc.
Russell H. Plumb
Chief Executive Officer
(678) 746-1136
rplumb@inhibitex.com

Laura Perry (Investors)
Stern Investor Relations, Inc.
(212) 362-1200
laura@sternir.com

INHIBITEX SIGNS DEFINITIVE AGREEMENT TO ACQUIRE FERMAVIR PHARMACEUTICALS

Acquisition Builds on Inhibitex’s Anti-infective Expertise and
Advances its Strategic Focus on Antivirals

Company to Host Conference Call at 9:00 a.m. to Discuss Transaction

ATLANTA, Georgia – APRIL 10, 2007 – Inhibitex, Inc. (Nasdaq: INHX) announced today that it has entered into a definitive merger agreement with FermaVir Pharmaceuticals, Inc. (OTC BB: FMVR). FermaVir’s development-stage antiviral pipeline includes FV-100, a highly potent nucleoside analogue for the treatment of herpes zoster infections (“shingles”) that is expected to enter Phase I clinical trials in the third quarter of 2007, and a series of preclinical compounds for the treatment of human cytomegalovirus (CMV) disease.

Under the terms of the agreement, each of the 20.8 million outstanding shares of FermaVir common stock will be exchanged for 0.55 shares of Inhibitex common stock. Immediately following the transaction, Inhibitex shareholders are expected to own approximately 73 percent of the combined company. Inhibitex will also assume up to 13.9 million of outstanding FermaVir options and warrants at the same exchange ratio. Completion of the transaction is subject to the approval of Inhibitex and FermaVir shareholders, required regulatory approvals and certain other conditions as set forth in the definitive agreement. The transaction is expected to close by the end of July 2007.

FermaVir’s antiviral compounds were discovered in the laboratories of Drs. Erik de Clercq and Jan Balzarini of the Rega Institute for Medical Research, Katholieke Universiteit, Belgium, and Chris McGuigan of Cardiff University, Wales. Drs. de Clercq and Balzarini have co-invented multiple approved antivirals, including tenofovir, one of the most widely-used nucleoside reverse transcriptase inhibitors (NRTI) for the treatment of HIV AIDS.

“The acquisition of FermaVir brings us two very exciting antiviral development programs and world-class antiviral drug discovery expertise that builds on our extensive anti-infective drug development capabilities,” stated Russell H. Plumb, president and chief executive officer of Inhibitex. “This transaction also represents an important step in our strategic shift to focus our resources on the development of high-value antiviral compounds. Consistent with this strategy, we are actively engaged in ongoing discussions to obtain additional development programs that will complement our emerging antiviral pipeline.”

Published in vitro studies demonstrate that FV-100, a prodrug of CF-1743, is the most potent antiviral compound developed to date for the treatment of shingles. Further, based on its exceptional ability to rapidly enter cells and quickly inhibit viral replication, FV-100 has the potential to further reduce all shingles-related symptoms, including the incidence and the severity of acute pain and post-herpetic neuralgia (PHN), a painful condition caused by damage to the nervous system. Preclinical data also suggest that FV-100 may have a favorable dosing and safety profile as compared to other currently-available antiviral therapeutics used to treat shingles.

The FermaVir CMV antiviral program includes nucleoside analogues, as well as series of non-nucleoside analogues, which appear to have a unique mechanism of action and have been shown, in vitro, to possess potent antiviral activity and a favorable cellular toxicity profile. Inhibitex anticipates that a lead clinical candidate will be nominated from this program by the end of 2007.

“Based on their encouraging profiles, we believe FV-100 and FermaVir’s CMV compounds represent potential antiviral therapeutics where there is an attractive opportunity to address unmet medical needs,” stated Mr. Plumb. “There are over 2.5 million cases of shingles each year and approximately 20 percent of these patients experience debilitating long-term pain. With respect to CMV, current antiviral therapy is limited due to safety and toxicity concerns, such that many immunocompromised patients, who are highly susceptible to these infections, cannot fully benefit from existing therapies.”

In connection with this transaction, Geoffrey Henson, Ph.D., chief executive officer of FermaVir, will join Inhibitex as vice president of drug development. Gabrielle Cerrone, director and chairman of FermaVir, and Chris McGuigan, Ph.D., also a current director of FermaVir, are expected to become members of the Inhibitex Board of Directors on closing of the transaction. In addition, Richard J. Whitley, M.D. and Erik De Clercq, M.D., Ph.D., current directors of FermaVir, are expected to join the Inhibitex Scientific Advisory Board upon the completion of the transaction.

“We are delighted to unite forces with the Inhibitex team to advance our pipeline of promising antiviral compounds,” stated Geoffrey Henson, Ph.D., chief executive officer of FermaVir. “We believe that Inhibitex’s anti-infective development capabilities and experience, along with its operating infrastructure and resources, can enhance and accelerate the development of FV-100 and our CMV program.”

Lazard is acting as exclusive financial advisor to Inhibitex; Dechert LLP is acting as legal counsel to Inhibitex in this transaction.

Conference Call Information

Russell H. Plumb, president and chief executive officer, and other members of Inhibitex’s senior management team will discuss the transaction in a conference call today at 9:00 a.m. Eastern Time. To access the conference call, please dial 800-638-5439 (domestic) or 617-614-3945 (international) five minutes prior to the start time, and provide the access code 91534160. A replay of the call will be available from 11:00 a.m. Eastern Time on April 10, 2007 until 11:59 p.m. Eastern Time on May 10, 2007. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), and provide the access code 84226452. A live audio webcast of the call can also be accessed from the Investors section of the Company’s website, at http://www.inhibitex.com. An archived webcast of the call will be made available on the Inhibitex website approximately two hours after the event for a period of thirty (30) days.

Herpes Zoster Overview

Herpes zoster, also known as “shingles”, results from the reactivation of varicella zoster virus (VZV), the same virus that causes chickenpox, and is usually manifested in an often-painful outbreak of rash or blisters on the skin. Individuals who are immunocompromised are more likely to develop shingles. There are an estimated 2.5 million cases of shingles in the United States, Europe and Japan each year, and approximately 20 percent of these patients will subsequently develop post-herpetic neuralgia (PHN). PHN is a result of nerve damage caused by shingles and can result in long-term debilitating pain. In addition to advanced age, other factors that increase the likelihood of PHN include the severity of rash and the associated acute pain.

CMV Overview

Cytomegalovirus, or CMV, is a member of the herpes virus group, which includes the viruses that cause chicken pox, mononucleosis and herpes simplexes 1 and 2. Like other herpes viruses, CMV has the ability to remain dormant in the human body for extended periods of time. By the age of 40, it is estimated that between 50 percent and 85 percent of adults in the U.S. will carry CMV. In most individuals CMV causes little to no apparent illness. However, in immunocompromised individuals, such as HIV patients, those undergoing chemotherapy, or the more than 70,000 patients that undergo stem cell or solid organ transplant procedures worldwide each year, CMV is highly prevalent and can lead to severe conditions such as pneumonitis or hepatitis, or to complications such as acute or chronic rejection of a transplanted organ, and even death.

About Inhibitex

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on the development of products that can treat, prevent or diagnose serious infections. In addition to its strategy of building a pipeline of antiviral products through in-licensing or acquisition, the Company has several collaborations based upon its proprietary MSCRAMM® protein platform, including those with Wyeth for the development of staphylococcal vaccines, with 3M for the development of diagnostics products, and with Dyax for the development of monoclonal antibodies for the treatment of enterococcal infections. For additional information about the Company, please visit www.inhibitex.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts in this press release, including statements regarding: the conditions to and the anticipated timing of the closing of the merger with FermaVir; the clinical development and possible attributes of FV-100 and the CMV product; acquisition of additional antiviral compounds and anticipated Board, management and scientific advisory board changes and additions are forward-looking statements. These plans, intentions, expectations or estimates may not actually be achieved and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including: risks relating to the ability to obtaining the requisite approvals for the transaction and the failure of Inhibitex or FermaVir to satisfy the other conditions to the transaction such that the merger is not consummated; the risk that the FV-100 and CMV programs will not advance into clinical development; the risk that Inhibitex will not successfully in-license additional antiviral programs; Inhibitex’s ability to obtain funding to support its planned future business activities and other cautionary statements contained elsewhere herein, and in risk factors described in or referred to in greater detail in the “Risk Factors” section of the Inhibitex’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission, or SEC, on March 16, 2007. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

Inhibitex® and MSCRAMM® are registered trademarks of Inhibitex, Inc.
Additional Information about the Merger and Where to Find It
In connection with the proposed merger, Inhibitex and FermaVir intend to file relevant materials with the Securities and Exchange Commission (SEC), including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. Investors and security holders of Inhibitex and FermaVir are urged to read these materials when they become available because they will contain important information about Inhibitex, FermaVir and the merger. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Inhibitex and FermaVir with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Inhibitex by directing a written request to: Inhibitex, 9005 Westside Parkway, Alpharetta, GA 30004, Attention: Investor Relations; and documents filed with the SEC by FermaVir by directing a written request to FermaVir, 420 Lexington Avenue, Suite 445, New York, N.Y. 10170, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Participants in the Solicitation
Inhibitex and FermaVir and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Inhibitex and FermaVir in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Inhibitex is also included in Inhibitex’s Annual Report on Form 10-K for year ended December 31, 2005 and in its proxy statement for its 2006 annual meeting of stockholders. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Inhibitex at the address set forth above. Additional information regarding the directors and executive officers of FermaVir is also included in FermaVir’s Annual Report on Form 10-KSB, as amended, for the year ended April 30, 2006. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at FermaVir at the address set forth above.

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